EXHIBIT 99.1

Carver Bancorp, Inc. NASDAQ:CARV Presentation Materials June 13, 2008

Disclaimer
Statements contained in this presentation which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. This presentation contains forward-looking statements which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “intend,” “should,” “could,” “planned,” “estimated,” “potential” and similar terms and phrases. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, the Company’s success in implementing its initiatives, including expanding its product line and achieving greater operating efficiencies; changes in interest rates which could affect net interest margins and net interest income; competitive factors which could affect net interest income and non-interest income; general economic conditions which could affect the volume of loan origination, deposit flows, real estate values, the levels of non-interest income and the amount of loan losses as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company and the Bank undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Overview Strategic Outlook Value Proposition

Who is Carver?
o A Community Bank
o Headquartered in Harlem with ten branches and eleven 24/7 ATM centers in Harlem, Brooklyn, Queens
o Largest African- and Caribbean-American operated bank in America
o $796 million in assets (as of March 31, 2008)
o Over 45,000 retail & commercial accounts
o NASDAQ:CARV

Review of FY08 Financial Results
o Net Income increased 54.1% to $4.0 million, or $1.55 per fully diluted share, versus $2.6 million, and $1.00, respectively, in FY07
- New Markets Tax Credits produced bottom line benefit of $2.0 million
- Continuing tax benefits through 2014*
- After adjusting FY07 net income for the impact of acquisition and balance sheet restructuring net income remains flat.
o Net interest income increased 13.6% to $25.3 million
- Net interest margin increased to 3.62% in FY08 compared to 3.44% in FY07, up 11.8%
*Assumes ability to use credits under IRS regulations

Review of FY08 Financial Results
o Non-interest income increased 174.0% to $7.9 million o $1.7 million fee generated as a result of a New Markets Tax Credit transaction
o Non-interest expense increased 28% to $29.9 million
- Regulatory requirements (e.g., Sarbanes-Oxley 404)
- Strengthening back office
o New staff
o Temporary expertise
- Consultants
o Rigorous business process optimization review

Net Income and Earnings per Share
$ In millions
Net Income
FY04 $4.8 FY05 $2.6 FY06 $3.8 FY07 $4.2
$1.6 Non-GAAP
$2.6 GAAP FY08 $4.0
Earnings per Share FY04 $1.87 FY05 $1.03 FY06 $1.45 FY07 $1.62
$0.62 Non-GAAP
$1.0 GAAP FY08 $1.55
As reported in public disclosures. Generally Accepted Accounting Principle (“GAAP”)

Total Deposits and Assets
$ In millions
Net Loans FY04 $352 FYO5 $422 FY06 $493 FY07 $581 FY08 $628 Total Deposits FY04 $376 FYO5 $456 FY06 $505 FY07 $615 FY08 $655 Total Assets FY04 $539 FYO5 $626 FY06 $661 FY07 $740 FY08 $796 As reported in public disclosures.

Loan Growth and Credit Quality
$ In millions Net Loans FY04 $351.9 FY05 $422.0 FY06 $493.4 FY07 $580.6 FY08 $627.9 Non Perf. / Net Loans FY04 0.60% FY05 0.23% FY06 0.55% FY07 0.75% FY08 0.63% As reported in public disclosures.

Asset Quality Non-Performing Assets / Total Assets Dime Com Brookline Bank Mut Carver FSB Trustco Bankatlantic Guaranty FG Anchor WI Flagstar Bankunited Corus Firstfed Downey Carver Bancorp Inc. and S&P SmallCap Thrifts & Mortgage Finance

Performance Ratios Net Interest Margin FY04 3.56% FY05 3.41% FY06 2.97% FY07 3.44% FY08 3.62% Efficiency Ratio FY04 67.86% FY05 81.77% FY06 78.96% FY07 91.88% FY08 90.31% Return on Average Assets FY04 0.93% FY05 0.45% FY06 0.60% FY07 0.37% FY08 0.52% Return on Average Equity FY04 11.40% FY05 5.80% FY06 7.93% FY07 5.23% FY08 7.23% As reported in public disclosures

Non-Interest Income Non Interest Income FY04 $5.3 FY05 $4.1 FY06 $5.3 FY07 $2.9 FY08 $7.9
$1.7*
$5.2 Non Interest Expense FY04 $15.5 FY05 $18.7 FY06 $19.1 FY07 $23.3* FY08 $29.9 As reported in public disclosures. * $1.7 million in non-recurring NMTC sale transaction fees

Agenda Overview Strategic Outlook Value Proposition

Historical Business Model o Serve African- & Caribbean- American community - Churches - Consumers o Extremely conservative product line with consumer focus - Residential and church loans - Passbook savings o Static branch locations focused on retail strips adjacent to residential districts o Limited competition from global or regional banks

Today’s Marketplace o Harlem’s Changing demographics - African-American population down to 53% from 64% in 1990 - Median family income up 74% o Attractive and affordable housing options - Sought after brownstones, while up dramatically to $2 million, more affordable than comparable Upper East Side properties at $5 million - Changing demographics have spurred new high-rise construction for the first time in decades o Growing density and affluence is drawing national chains and cultural institutions to historical retail corridors o The appreciation in real estate markets, now spreading rapidly to commercial corridors, is expected to accelerate with recent rezonings permitting high rise office and residential uses: 125th Street (Harlem), Fulton Street (Bedford-Stuyvesant). o The small business market is also growing rapidly to meet the needs of new and existing families o Intense competition for all customer segments (except the unbanked)

Challenges o Economic environment - Credit Risk - Interest Rates o Competition - Core Deposits - Loans o Talent o Capital o Stock price

How We’ll Win in Today’s Marketplace Carver continues to invest in developing and executing a community banking model that meets the needs of today“s inner city customers o Delivery Channels - Online platform to re-launch this fall - Selected ATM site o Business lines that reach new customer segments - Small Businesses - Non-Profits - Merrill Lynch Alliance o Talent o Grassroots Advertising o Segments under consideration - The “Underbanked” - Socially motivated sector

Agenda Overview Strategic Outlook Value Proposition

Long Term Value Proposition o Ethnic markets are HOT. And Carver is well-positioned to become the dominant “pure play” in urban financial markets - Loss of community banks as consolidation continues, may leave Carver as “the last one standing” - Improving demographics in inner cities driving greater business opportunity - The small business customer and the “unbanked” represent profitable niches for community banks if product line and service delivery are aligned o Trends suggest opportunities for local financial institutions well-positioned to offer loans, investments and other fee income products o Scale is relevant to our performance, particularly as a niche player. Thus, we will continue to seek prudent acquisitions and alliances that leverage organic growth and accelerate our expansion strategy

Why Invest in Carver o Stock is undervalued - Significant recent investments take time to generate returns o Three new branches opened with an average age of 3.8 years o Six new ATMs opened between 2006 and 2008 o CCB acquisition closed in September 2006 o New small business/non-profit lending team recruited - Low visibility in investment community o Options to generate upside - Outsourced residential lending - Brunt of SOX 404 implementation occurred during fiscal 2008 - Future returns from business optimization project - Small business banking focus - Acquisitions of banks/ Investments: complementary fee income businesses, other banks

Carver Bancorp, Inc. NASDAQ:CARV Pesentation Materials June 13, 2008